                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                               MAXTOR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                                 (MAXTOR LOGO)

                               MAXTOR CORPORATION
                             500 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

                                 APRIL 9, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Maxtor Corporation ("Maxtor" or the "Company") on Friday, May 10, 2002, at 10:00 a.m. Pacific time, at the Company's corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035.

     Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.

     If you do not plan to attend the Annual Meeting, please promptly complete, sign, date, and return the enclosed proxy promptly in the postage-prepaid envelope to assure that your shares will be represented. Each proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting. Your shares cannot be voted unless you return the enclosed proxy card or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

     We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ C.S. PARK
                                          C.S. PARK
                                          Chairman of the Board of Directors

                                 (MAXTOR LOGO)

                               MAXTOR CORPORATION
                             500 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 10, 2002

     The Annual Meeting of Stockholders ("Annual Meeting") of Maxtor Corporation ("Maxtor" or the "Company") will be held on Friday, May 10, 2002, at 10:00 a.m. Pacific time, at the Company's corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035 for the following purposes:

          1. To elect one Class I director to hold office until the 2005 Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified.

          2. To consider and vote upon a proposal to approve the amendment of the Company's 1998 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder from 8,000,000 to 17,000,000.

          3. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 28, 2002.

          4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

     The Board of Directors has fixed the close of business on March 15, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting, and at any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to this Annual Meeting, during ordinary business hours at the Company's corporate headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035.

                                          By Order of the Board of Directors

                                          /s/ GLENN H. STEVENS
                                          GLENN H. STEVENS
                                          Senior Vice President, General Counsel
                                          and Secretary

Milpitas, California
April 9, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 [MAXTOR LOGO]

                               MAXTOR CORPORATION
                             500 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Maxtor Corporation, a Delaware corporation ("Maxtor" or the "Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, May 10, 2002, at 10:00 a.m. Pacific time, at the Company's corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof. This Proxy Statement and accompanying proxy and Annual Report to Stockholders for the fiscal year ended December 29, 2001, are first mailed on or about April 9, 2002 to all stockholders entitled to vote at the Annual Meeting.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

VOTING

     On March 15, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 237,966,114 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record at the close of business on March 15, 2002, is entitled to one vote for each share of common stock held by such stockholder. The Company's Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

     All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of such stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable, out-of-pocket expenses. The Company may use the services of the Company's directors, officers and others to solicit proxies, personally or by telephone, without additional compensation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of seven directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to earlier resignation or removal.

     In April 2001 the Company's Certificate of Incorporation was amended in connection with the Company's acquisition of the Quantum HDD business so that the classes of the Board of Directors were reconstituted as follows: Class I of the Board of Directors, with a term expiring at the 2002 Annual Meeting, consists of one director; Class II of the Board of Directors, with a term expiring at the 2003 Annual Meeting, consists of four directors; and Class III of the Board of Directors, with a term expiring at the 2004 Annual Meeting, consists of two directors. From and after the Annual Meeting in 2004, the three classes of the Board of Directors will be reconstituted so that they will be as nearly equal in number as practicable.

     The names and certain information about the directors in each of the three classes of the Board of Directors are set forth below. Michael A. Brown was appointed to Class I of the Board of Directors on April 2, 2001 in connection with our acquisition of the Quantum HDD business. Mr. Brown currently serves as the Class I director. He is not standing for re-election. Charles F. Christ, who currently serves as a Class II director, is the nominee for election at the 2002 Annual Meeting as the Class I director. Following the 2002 Annual Meeting, there will be a vacancy in Class II of the Board of Directors.

     It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominee for election as Class I director to the Board of Directors. If the nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person as a substitute nominee as the Board of Directors may designate in the place of such nominee. If a quorum is present and voting, the nominee for Class I director receiving the highest number of votes will be elected as Class I director. Abstentions will be counted as present for purposes of determining if a quorum is present.

NOMINEE FOR CLASS I DIRECTOR

     The name of the nominee for Class I director and certain information about him are set forth below:

                                        POSITIONS AND OFFICES   DIRECTOR   CLASS AND YEAR IN WHICH
NAME                                    HELD WITH THE COMPANY    SINCE        TERM WILL EXPIRE       AGE
----                                    ---------------------   --------   -----------------------   ---
Charles F. Christ.....................        Director            1995          Class I 2005         63

     Charles F. Christ has been a member of the Board of Directors since August 1995. He served as Chairman of the Board of Directors of MaxOptix Corporation from October 1998 to July 2001. He has also served as Chairman of the Board of Directors of Dot Hill Systems Corp. since July 2000, and director at Pioneer-Standard Electronics, Inc. since July 1997. Previously, Mr. Christ was President, Chief Executive Officer and a member of the Board of Directors of Symbios, Inc. from 1997 to August 1998. From 1994 to 1997, Mr. Christ was Vice President and General Manager of the Components Division of Digital Equipment Corporation.

DIRECTORS NOT STANDING FOR ELECTION

     The names and certain information about the members of the Board of Directors who are not standing for election at this year's Annual Meeting are set forth below.

                                    POSITIONS AND OFFICES      DIRECTOR   CLASS AND YEAR IN WHICH
NAME                                HELD WITH THE COMPANY       SINCE        TERM WILL EXPIRE       AGE
----                              --------------------------   --------   -----------------------   ---
Thomas Lyman Chun...............           Director              1998       Class II 2003           60
Charles Hill....................           Director              1992       Class II 2003           66
Roger W. Johnson................           Director              1999       Class II 2003           67
Dr. C.S. Park...................    Chairman of the Board        1994       Class III 2004          55
Michael R. Cannon...............  President, Chief Executive     1996       Class III 2004          49
                                     Officer and Director

     Thomas Lyman Chun has been a member of the Board of Directors since December 1998. He is currently a private investor and business consultant. From January 1997 until October 1999, Mr. Chun was President and Chief Executive Officer of Talkway, Inc. From 1985 to 1996, Mr. Chun was a member of the Board of Advisors of Logitech International S.A. and its predecessors. During 1995 and 1996, he also served Logitech in both consulting and employee roles. From May 1991 to May 1995, Mr. Chun held various executive positions, including Vice President, Strategy & Business Development and Vice President & General Counsel, at SyQuest Technology, Inc. ("SyQuest").

     Charles Hill has been a member of the Board of Directors since March 1992. He has been a Senior Research Fellow at the Hoover Institution since 1989. From 1992 to 1996, Mr. Hill was Special Consultant to the Secretary General of the United Nations. Presently, he is Diplomat-in-Residence and Lecturer in International Studies at Yale University and Baylor University.

     Roger W. Johnson has been a member of the Board of Directors since April 1999. Since 1996, he has been a private investor, business consultant and educator and is currently the Chief Executive Officer and Chairman for Collectors Universe, Inc. From September 1998 to January 2000, Mr. Johnson was also Chief Executive Officer of YPO International (the Young Presidents' Organization). Mr. Johnson served as Administrator of the United States General Services Administration from 1993 through 1996. Mr. Johnson is currently a member of the Boards of Directors of Array Microsystems, Needham, Inc. Growth Fund, Insulectro and Collectors Universe, Inc.

     Dr. C.S. Park has been Chairman of the Board of Directors since May 1998. In March 2000, he was appointed President and Chief Executive Officer and in June 2000 Chairman of Hynix Semiconductor Inc. ("HSI"). Dr. Park has been Chairman of Hynix Semiconductor America Inc. ("Hynix") since September 1996, and until March 2000 also served as its President and Chief Executive Officer. He has served as Chairman of MMC Technology's Board of Directors from January 1998 to September 2001 and has also been a director of Dot Hill Systems Corp. since August 1999. From September 1996 to May 1998, Dr. Park served as Vice Chairman of the Company's Board of Directors. Dr. Park previously served as the Company's President and Chief Executive Officer from February 1995 until his appointment as Vice Chairman. From 1993 until joining the Company in 1995, he was Chairman, President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer.

     Michael R. Cannon has been the Company's President, Chief Executive Officer and a member of the Board of Directors since July 1996. From 1993 until joining Maxtor in 1996, Mr. Cannon held several senior management positions with IBM's Storage Systems division, including Vice President, Mobile and Desktop Business Unit; Vice President, Product Design; and Vice President, Worldwide Operations. From May 1991 to January 1993, he served as Senior Vice President of SyQuest, a removable disk drive company, and prior to joining SyQuest he held the position of Vice President, Southeast Asia Operations, with Imprimis Technology. Until May 2001, Mr. Cannon was a director of MMC Technology.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During fiscal 2001, the Board of Directors held 10 meetings. Standing committees of the Board of Directors include, among others, the Audit Committee, the Compensation Committee, and the Nominating Committee. During fiscal 2001, all of the directors attended or participated in more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served.

     The Audit Committee is responsible for reviewing the scope of the audit, approving audit fees and reviewing the adequacy and effectiveness of internal accounting and financial controls. The Audit Committee held 11 meetings during the last fiscal year. The current members of the Audit Committee are Messrs. Christ, Chun and Park. The charter of the Audit Committee is attached as Appendix A.

     The Compensation Committee is responsible for determining the compensation of the Company's executive officers. The Compensation Committee held 6 meetings during the last fiscal year. The current members of the Compensation Committee are Messrs. Christ, Hill and Johnson.

     The Nominating Committee is to identify candidates for election to the Board of Directors. The Committee has the primary responsibility for evaluating and for selecting or recommending to the Board of Directors candidates for election to the Board of Directors. The Committee will consider nominees recommended by the stockholders of the Company, provided the notice requirements set forth in the Company's Bylaws have been met. The Nominating Committee did not meet during fiscal year 2001. The current members of the Nominating Committee are Messrs. Cannon, Hill and Park.

     Upon extension of authority of the Board of Directors, the Stock Option Committee is authorized to approve grants of restricted stock under the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan"), subject to certain limitations set forth by the Board of Directors, to eligible employees. The Stock Option Committee did not meet during fiscal year 2001. Mr. Cannon is the sole member of the Stock Option Committee.

COMPENSATION OF DIRECTORS

     In fiscal 2001, each non-employee director ("Outside Director") received compensation as follows: (i) an annual retainer of $34,000; (ii) $2,000 per year for service as a committee chairperson; (iii) $2,500 for attendance at each quarterly meeting of the Board of Directors; (iv) $2,500 for attendance at each, if any, special meeting of the Board of Directors; (v) $1,250 for attendance at each meeting of a committee of the Board of Directors not held on the same day as a scheduled meeting of the Board of Directors; (vi) reimbursement of travel and expenses for such meetings; (vii) upon initial election or appointment, a one-time initial grant of a non-qualified stock option to purchase 30,000 shares of the Company's common stock pursuant to the Option Plan; and (viii) provided the Outside Director continuously remains a member of the Board of Directors, an additional grant of a non-qualified option to purchase 10,000 shares of the Company's common stock pursuant to the Option Plan on each anniversary of such Outside Director's election or appointment. Each Outside Director whose anniversary date following such Outside Director's initial election or appointment was in 2001 but prior to May 2, 2001, was granted a non-qualified stock option pursuant to the Option Plan to purchase 10,000 shares of the Company's common stock effective May 2, 2001 with a vesting start date on such Outside Director's anniversary date.

     Outside Directors who participate by teleconference at any meeting of the Board of Directors or committee will receive 50% of the above stated compensation for such meeting. An Outside Director may elect to defer payment of all or a portion of the annual retainer and meeting fees payable to him to postpone taxation on such amounts.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that stockholders vote FOR election of the above nominee as Class I director.

                                 PROPOSAL NO. 2

                        APPROVAL OF THE AMENDMENT OF THE
            COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

GENERAL

     At the Annual Meeting, the stockholders will be asked to approve an amendment of the Company's 1998 Employee Stock Purchase Plan, as amended (the "Amended Purchase Plan"), to increase by 9,000,000 the aggregate number of shares of the Company's common stock authorized for issuance under the plan. Currently, the Amended Purchase Plan authorizes the issuance of a maximum of 8,000,000 shares of the Company's common stock. Demand for these shares has increased due to current lower stock prices. Because the availability to officers and other employees of an opportunity to purchase shares at a discount from market price is important to attracting and retaining qualified officers and employees essential to the success of the Company, the Board of Directors amended the Amended Purchase Plan, subject to stockholder approval, to increase the maximum number of shares issuable under the Amended Purchase Plan by 9,000,000 shares to an aggregate total of 17,000,000 shares. The Board of Directors believes that approval of this proposal is in the best interests of the Company and its stockholders.

SUMMARY OF THE PROVISIONS OF THE STOCK PURCHASE PLAN

     The following summary of the Amended Purchase Plan is qualified in its entirety by the specific language of the Amended Purchase Plan, a copy of which is available to any stockholder upon request.

     In May 1998, the Board of Directors adopted, and in July 1998 the stockholders approved, the 1998 Employee Stock Purchase Plan. An aggregate of 3,400,000 shares of the Company's common stock was initially reserved for issuance under the plan, subject to adjustment in the event of a stock split, stock dividend or other similar change in the Company common stock or the capital structure of the Company. Also in May 1998, the board approved a one-for-two reverse split of the Company's outstanding common stock, which became effective upon the Company's filing of an Amended and Restated Certificate Of Incorporation in Delaware on July 24, 1998, thus reducing the number of shares then reserved for issuance under the 1998 Employee Stock Purchase Plan to 1,700,000 shares. In August 1999, stockholders approved an increase in the share reserve to 2,400,000. In May 2000, stockholders approved an increase in the share reserve to 4,500,000. In March 2001, stockholders approved an increase in the share reserve to 8,000,000.

     The purpose of the Amended Purchase Plan is to provide employees of the Company who participate in the plan with an opportunity to purchase common stock of the Company through payroll deductions. The Amended Purchase Plan is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Employees of the Company and its designated subsidiaries are eligible to participate in the Amended Purchase Plan. Directors who are not employees are not eligible to participate. On March 27, 2002, subject to stockholder approval, the Board of Directors approved an amendment to the Amended Purchase Plan increasing the number of shares available for issuance thereunder from 8,000,000 shares to 17,000,000 shares. As of March 15, 2002, a total of 6,280,178 shares of common stock had been sold pursuant to the plan at a weighted average price of $4.8413 per share, with 1,719,822 shares remaining available for future issuance under the plan (without taking the proposed increase into account).

     Any person who is employed by the Company (or any subsidiary designated by the Board of Directors) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Amended Purchase Plan, provided that the employee is employed on the first day of an offering period (as defined below) and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Amended Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable offering period.

     Under the Amended Purchase Plan, an option is granted to each participant at the commencement of each six-month offering period, during which deductions are made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the plan. A new offering period commences each February 16 and August 16.

     However, no employee will be permitted to subscribe for shares under the Amended Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the plan or pursuant to any other options). Further, no employee will be granted an option that would permit the employee to buy pursuant to the Amended Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

     Participants may not make direct cash payments to their Amended Purchase Plan accounts. However, a participant may change the rate of his or her payroll deduction for the remainder of an offering period by delivering an appropriate notice to the Company. The adjusted rate will become effective with the first practicable payroll period following the date on which the Company receives the notice and will remain in effect for the remainder of the offering period, unless the participant elects to withdraw from participation in the offering period. A participant may increase (to the 10% maximum allowed by the Amended Purchase Plan) or decrease his or her rate of payroll deduction for a subsequent offering period by filing a new payroll deduction authorization with the Company prior to the start of that offering period. The new rate will become effective on the first day of the offering period provided the new authorization was received by the Company on or before the subscription date established by the Company. The new authorization will remain in effect for that offering period and each subsequent offering period until amended or cancelled.

     The price per share at which shares of common stock are purchased pursuant to the Amended Purchase Plan for any offering period is the lesser of (a) 85% of the fair market value of common stock on the date of the grant of the option (the commencement of the offering period) or (b) 85% of the fair market value of common stock on the date of exercise of the option (the last business day of an offering period). The fair market value of the common stock for either date is based on the closing price for the common stock. On March 15, 2002, the closing price of a share of the Company common stock as quoted on the New York Stock Exchange was $6.64. On the last business day of each offering period, amounts credited to the accounts of participants who have neither been terminated from the employ of the Company (or designated subsidiary) nor withdrawn from the Amended Purchase Plan for such offering period are used to purchase shares of common stock. Only amounts credited to the accounts of participants may be applied to the purchase of shares of common stock under the Amended Purchase Plan. The Board of Directors or a committee thereof may establish a maximum number of shares of common stock that any employee may purchase under the Amended Purchase Plan during an offering period. Generally, the number of shares of common stock subject to a purchase right is equal to the lesser of (a) the number of shares of common stock determined by dividing $12,500 by the fair market value of a share of common stock on the first day of the offering period, or (b) 1,500 shares of common stock. The number of shares of common stock that may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or the capital structure of the Company. If, for any offering period, the number of shares of common stock available for purchase is insufficient, the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company determines to be equitable.

     The Company makes no cash contributions to the Amended Purchase Plan, but bears the expenses of administration. The Amended Purchase Plan is administered by the Compensation Committee of the Board of Directors, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the plan for any offering period during the term of the plan, and to resolve all questions immediately relating to the administration of the plan. The Amended Purchase Plan will continue until terminated by the Board of Directors or until all of the shares reserved for issuance have been issued.

     A participant's interest in a given offering period may be terminated in whole or in part by signing and delivering to the Company a notice of partial or full withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any total withdrawal by the participant of accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period. The failure to remain in the continuous employ of the Company

(or a designated subsidiary) for at least 20 hours per week and more than five months in a calendar year during an offering period will be deemed to be a withdrawal from that offering period.

     No rights or accumulated payroll deductions of a participant under the Amended Purchase Plan may be pledged, assigned or transferred for any reason. A purchase right may not be transferred in any manner other than by will or the laws of descent and distribution.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law with respect to participation in the Amended Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Amounts deducted from a participant's pay under the Amended Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Amended Purchase Plan or purchases common stock under the plan.

     If a participant disposes of common stock purchased pursuant to the Amended Purchase Plan within the "minimum holding period," which is the later of two years after the first day of the offering period or one year after the purchase, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the common stock in an amount equal to the excess of the fair market value of the common stock on the day the common stock was purchased over the purchase price paid. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the common stock and the participant's basis in the common stock (that is, the purchase price plus the amount taxed as compensation income).

     If a participant disposes of common stock purchased pursuant to the Amended Purchase Plan at any time after the minimum holding period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the common stock at the time of such disposition over the amount paid for the common stock, or (b) 15% of the fair market value of the common stock on the first day of the purchase period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the common stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

     Although the amounts deducted from a participant's pay under the Amended Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of common stock under the plan. However, if a participant disposes of common stock purchased pursuant to the Amended Purchase Plan within the minimum holding period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant (subject to the requirements of reasonableness and perhaps, in the future, the satisfaction of a withholding obligation). If a participant disposes of common stock purchased under the Amended Purchase Plan after the minimum holding period, the Company will not receive any deduction for federal income tax purposes with respect to the common stock.

AMENDED PLAN BENEFITS

     Because benefits under the Amended Purchase Plan will depend on employees' elections to participate and the fair market value of the Company's common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the Amended Purchase Plan is approved by the stockholders. Non-employee directors are not eligible to participate in the Amended Purchase Plan.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes present or represented by proxy and voting at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, is required for approval of this proposal. Abstentions and broker non-votes will each be counted present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote, whereas broker non-votes will not have any effect on the outcome of the vote.

     The Board of Directors believes that the availability of the Amended Purchase Plan is important to attracting and retaining qualified officers and employees essential to the success of the Company, and that stock ownership is important to providing such persons with incentive to perform in the best interests of the Company and its stockholders. Therefore, the Board of Directors unanimously recommends a vote for the proposal to approve the 1998 Employee Stock Purchase Plan, as amended.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

GENERAL

     The Company's Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accounting firm for the current fiscal year ending December 28, 2002. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 29, 2001 by PricewaterhouseCoopers LLP:

Audit Fees..................................................  $  985,000
Financial Information Systems Design and Implementation
  Fees......................................................  $        0
All Other Fees..............................................  $2,762,570
                                                              ----------
                                                              $3,747,570
                                                              ==========

     The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing audit and non-audit services to the Company and has concluded that such services are compatible with the independence of PricewaterhouseCoopers LLP as the Company's accountants.

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants. Abstentions will be counted as present for purposes of determining if a quorum is present. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider such appointment.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends that stockholders vote FOR the ratification of appointment of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the fiscal year ending December 28, 2002.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of March 15, 2002 by: (i) each person who is known by the Company to beneficially own more than 5% of the Company's common stock; (ii) each director and nominee-director of the Company; (iii) each of the individuals listed in the Summary Compensation Table below; and (iv) all current executive officers and directors as a group.

                                                               NUMBER OF SHARES    PERCENT OF STOCK
NAME AND IDENTITY OF BENEFICIAL OWNER(1):                     BENEFICIALLY OWNED     OUTSTANDING
-----------------------------------------                     ------------------   ----------------
Citigroup Inc.(2)...........................................      39,515,243             16.61%
  399 Park Avenue
  New York, NY 10043
Wellington Management Co.(2)................................      33,473,845             14.07%
  75 State Street
  Boston, MA 02109
Executive Officers and Directors:
Michael A. Brown(3).........................................          51,941                 *
Michael R. Cannon(4)........................................       2,875,940              1.20%
Charles F. Christ(5)........................................          50,125                 *
Thomas L. Chun(6)...........................................          41,250                 *
Michael D. Cordano(7).......................................         289,171                 *
Charles Hill(8).............................................          50,125                 *
Dr. Victor B. Jipson(9).....................................         775,860                 *
Roger W. Johnson(10)........................................          25,000                 *
Dr. C.S. Park(11)...........................................          52,625                 *
Paul J. Tufano(12)..........................................         905,970                 *
Michael J. Wingert(13)......................................         313,882                 *
All executive officers and directors as a group (20
  persons)(14)..............................................       8,163,067              3.34%

---------------

  *  Less than one percent (1%)

 (1) Number of shares beneficially owned and the percentage of shares beneficially owned are based on 237,996,114 shares outstanding as of March 15, 2002. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC"). All shares of Maxtor common stock subject to currently exercisable options or options exercisable within 60 days after March 15, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of Maxtor common stock shown as beneficially owned by them.

 (2) Based upon publicly available documents filed with the SEC.

 (3) Includes 7,500 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (4) Includes 2,345,000 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (5) All 50,125 shares are subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (6) All 41,250 shares are subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (7) Includes 231,937 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (8) All 50,125 shares are subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

 (9) Includes 597,187 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

(10) All 25,000 shares are subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

(11) All 52,625 shares are subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

(12) Includes 734,687 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

(13) Includes 230,218 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

(14) Includes 6,410,877 shares subject to options granted under the Option Plan that are exercisable within 60 days after March 15, 2002.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

     The following table sets forth the compensation paid by the Company during the fiscal years ended January 1, 2000, December 30, 2000, and December 29, 2001 to the Company's Chief Executive Officer and the four other most highly paid executive officers to whom the Company paid more than $100,000 for services rendered to the Company during the fiscal year ended December 29, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                ANNUAL COMPENSATION               COMPENSATION AWARDS
                                        ------------------------------------    ------------------------
                              FISCAL                            OTHER ANNUAL                  SECURITIES    ALL OTHER
                               YEAR                   BONUS     COMPENSATION    RESTRICTED    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION   ENDED     SALARY($)    ($)(1)        ($)(9)       STOCK($)(2)   OPTIONS(#)      ($)(3)
---------------------------  --------   ---------    -------    ------------    -----------   ----------   ------------
Michael R. Cannon........    12/29/01    838,942           0(4)        --               --    1,250,000       4,800
  President and Chief        12/30/00    749,998     814,125(5)        --               --    1,000,000          --
  Executive Officer           1/01/00    623,076     243,750           --        2,390,600           --          --
Paul J. Tufano(6)........    12/29/01    535,096           0(4)        --               --    1,000,000       4,800
  Exec. VP, Chief,           12/30/00    374,038     313,125(5)        --               --      250,000       4,800
  Operating Officer           1/01/00    353,692      87,500(7)        --          717,150           --       4,800
  and Chief Financial
  Officer
Dr. Victor B. Jipson(6)...   12/29/01    428,365           0(4)        --               --      450,000       4,800
  Exec. VP/General           12/30/00    374,038     313,125(5)        --               --      250,000       4,800
  Manager, Desktop Products   1/01/00    350,000      87,500(7)        --          717,150           --       4,800
Michael D. Cordano(6)....    12/29/01    388,942      32,692(4)   103,869(10)           --      400,000       4,800
  Exec. VP, Worldwide        12/30/00    298,040(8)  250,500           --               --       58,000       4,800
  Sales and Corporate         1/01/00    289,443(8)   71,250           --          597,625           --       4,800
  Marketing
Michael J. Wingert(6)....    12/29/01    332,211     250,000(4)        --               --      500,000       4,800
  Exec. VP/General           12/30/00    274,999     229,625           --               --       60,500       4,800
  Manager, Server Products    1/01/00    235,673      68,750           --          597,625           --       4,800
  Group

---------------

 (1) Except as otherwise noted, payments were made pursuant to the 2000 Incentive Plan.

 (2) The amounts shown in this column represent the dollar value of the Company's common stock on the date of the restricted stock grant. All grants of restricted stock had been granted under either the Company's Option Plan or the Company's 1998 Restricted Stock Plan. The shares vest in annual increments of 10%, 20% and 70% on the first, second and third anniversaries of the grant, and are subject to forfeiture if employment is terminated prior to becoming fully vested and non-forfeitable.

     On June 23, 1999, Mr. Cannon received a grant of 500,000 shares of restricted stock, Mr. Tufano received a grant of 150,000 shares of restricted stock, Dr. Jipson received a grant of 150,000 shares of restricted stock, Mr. Cordano received a grant of 50,000 shares of restricted stock, and Mr. Wingert received a grant of 75,000 shares of restricted stock.

     As of December 29, 2001, the aggregate number of shares of restricted stock held by the named persons and the dollar value of such shares were as follows (based upon the closing price reported by the New York Stock Exchange on December 28, 2001 of $6.58): Mr. Cannon, 530,100 shares ($3,488,058); Mr. Tufano, 162,283 shares ($1,067,822); Dr. Jipson, 163,173 shares ($1,073,678); Mr. Cordano, 35,000 shares ($230,300); and Mr.
     Wingert, 80,664 shares ($530,769).

 (3) The amounts shown in this column represent the Company's annual contribution to the Maxtor Savings Retirement Plan, a 401(k) plan, in which all US employees are eligible to participate.

 (4) For fiscal 2001, no performance bonuses were granted to the named executive officers. However, a $32,692 relocation bonus was granted to Mr. Cordano, and a $250,000 relocation bonus was granted to Mr. Wingert.

 (5) For fiscal 2000, the amounts shown include deferred payments under the Executive Deferred Compensation Plan in the amount of $610,594 for Mr. Cannon, $308,585 for Mr. Tufano, and $93,938 for Dr. Jipson.

 (6) On April 2, 2001, the following named persons in the Summary Compensation Table were appointed to the positions next their names: Mr. Tufano, Executive Vice President, Chief Operating Officer and Chief Financial Officer; Dr. Jipson, Executive Vice President/General Manager Desktop Products Group; and Mr. Cordano, Executive Vice President, Worldwide Sales and Corporate Marketing. On October 31, 2001, Mr. Wingert was appointed to the position of Executive Vice President/General Manager, Server Products Group.

 (7) For fiscal 1999, the amounts shown include deferred payments under the Executive Deferred Compensation Plan in the amount of $87,500 for Mr. Tufano and $21,875 for Dr. Jipson.

 (8) The amounts shown include commissions in the amount of $12,657 for fiscal 2000 and $81,271 for fiscal 1999.

 (9) Includes only those amounts exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(10) Includes relocation expenses reimbursed with gross-up in the amount of $95,469.

                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides the specified information concerning grants of options to purchase the Company's common stock made during the fiscal year ended December 29, 2001 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                          -------------------------------------------------   POTENTIAL REALIZED VALUE AT
                          NUMBER OF     % OF TOTAL                              ASSUMED ANNUAL RATES OF
                            SHARES       OPTIONS      EXERCISE                STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO     PRICE                         OPTION TERM(3)
                           OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ----------------------------
NAME                      GRANTED(1)   FISCAL YEAR    SHARE(2)      DATE           5%             10%
----                      ----------   ------------   --------   ----------   ------------   -------------
Michael R. Cannon.......  1,250,000        9.38%       $6.75        4/4/12     $5,306,298     $13,447,202
Paul J. Tufano..........  1,000,000        7.50%       $6.75        4/4/12     $4,245,039     $10,757,762
Dr. Victor B. Jipson....    450,000        3.38%       $6.75        4/4/12     $1,910,267     $ 4,840,993
Michael D. Cordano......    400,000        3.00%       $6.75        4/4/12     $1,698,015     $ 4,303,105
Michael J. Wingert......    300,000        2.25%       $6.75        4/4/12     $1,273,512     $ 3,227,328
                            200,000        1.50%       $4.91      10/31/12     $  617,575     $ 1,567,055

---------------

(1) All options granted in fiscal year ended December 29, 2001 were granted pursuant to the Company's Option Plan. These options vest over a four-year period during which 25% vest on the first anniversary date of the vest date and 6.25% vest each quarter thereafter.

(2) All options in this table have exercise prices equal to the fair market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed annual compounded rates of appreciation only from the date of the grant to the expiration date of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

               FISCAL 2001 YEAR-END VALUES OF UNEXERCISED OPTIONS

     The following table sets forth information with respect to fiscal 2001 year-end values of stock options granted to the persons named in the Summary Compensation Table above. There were no exercises of options by any of the persons named in the Summary Compensation Table during the fiscal year ended December 29, 2001.

                                                         NUMBER OF
                                                     SHARES UNDERLYING           VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                    FISCAL YEAR END(1)              FISCAL YEAR END
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Michael R. Cannon.............................   1,776,250      2,068,750      $341,475       $  3,625
Paul J. Tufano................................     417,656      1,209,844      $ 52,290       $  1,360
Dr. Victor B. Jipson..........................     417,656        659,844      $ 52,290       $  1,360
Michael D. Cordano............................     459,313        113,687      $ 34,978       $ 17,282
Michael J. Wingert............................     138,843        551,657      $ 28,710       $334,000

---------------

(1) These options vest over a four-year period during which 25% vest on the first anniversary of the grant date and 6.25% vest each quarter thereafter.

               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     The following named persons in the Summary Compensation Table have employment agreements with the Company.

     In July 1996, Maxtor entered into a letter agreement with Mr. Cannon that provided for (i) base compensation of $500,000 per year; (ii) payment of a sign-on bonus of $1,000,000, payable in four equal quarterly installments beginning on the last day of December 1996; (iii) an annual bonus opportunity of approximately $250,000; (iv) an option to purchase 450,000 shares of Maxtor common stock which vests over four years; and (v) the payment to Mr. Cannon of one year's base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause.

     In July 1996, Maxtor entered into a letter agreement with Mr. Tufano that provided for (i) base compensation of $230,000 per year; (ii) payment of a sign-on bonus of $100,000, payable in two equal installments in July 1996 and January 1997; (iii) an annual bonus opportunity of approximately $115,000; (iv) an option to purchase 50,000 shares of Maxtor common stock which vests over four years; and (v) payment to Mr. Tufano of nine months' base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause.

     In June 1998, Maxtor entered into a letter agreement with Dr. Jipson that provided for the payment to Dr. Jipson of nine months' base salary if his employment is terminated without cause.

     In October 2001, the Company entered into a letter agreement with Mr. Wingert that provided for (i) base compensation of $400,000 per year; (ii) an annual bonus opportunity of 60% of base salary for each full year of employment as Executive Vice President/General Manager -- Server Products Group; (iii) an incentive bonus in the amount of $750,000; and (iv) an option to purchase 200,000 shares of Maxtor common stock which vests over four years.

INDEBTEDNESS OF MANAGEMENT

     Effective June 23, 1999, the Compensation Committee of the Board of Directors approved an agreement between Mr. Cannon and the Company intended to supplement the existing arrangements between Mr. Cannon and the Company. The agreement provides for (i) a $5,000,000 loan from the Company to Mr. Cannon which is secured by a promissory note bearing interest at the rate of 4.98% from the loan date until maturity; (ii) if Mr. Cannon remains continuously employed by the Company for a three-year period ending June 22, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on June 22, 2002; and (iii) if Mr. Cannon's employment with the Company is terminated prior to June 22, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. During 2001 and as of March 15, 2002, the amount due the Company under Mr. Cannon's note was $5,000,000.

     Effective October 18, 1999, the Compensation Committee of the Board of Directors approved an agreement between Mr. Tufano and the Company intended to supplement the existing arrangements between Mr. Tufano and the Company. The agreement provides for (i) a $750,000 loan from the Company to Mr. Tufano which is secured by a promissory note bearing interest at the rate of 5.54% from the loan date until maturity; (ii) if Mr. Tufano remains continuously employed by the Company for a three-year period ending October 17, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on October 17, 2002; and (iii) if Mr. Tufano's employment with the Company is terminated prior to October 17, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. During 2001 and as of March 15, 2002, the amount due the Company under Mr. Tufano's note is $750,000.

     Effective October 18, 1999, the Compensation Committee of the Board of Directors approved an agreement between Dr. Jipson and the Company intended to supplement the existing arrangements between Dr. Jipson and the Company. The agreement provides for (i) a $750,000 loan from the Company to Dr. Jipson which is secured by a promissory note bearing interest at the rate of 5.54% from the loan date until maturity; (ii) if Dr. Jipson remains continuously employed by the Company for a three-year period ending October 17, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on October 17, 2002; and (iii) if Dr. Jipson's employment with the Company is terminated prior to October 17, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. During 2001 and as of March 15, 2002, the amount due the Company under Dr. Jipson's note is $750,000.

     Effective November 19, 1999, the Compensation Committee of the Board of Directors approved individual agreements between other executive officers (Pantelis S. Alexopoulos, David L. Beaver, Michael D. Cordano, Phillip C. Duncan, Misha Rozenberg, Glenn H. Stevens, K. H. Teh, and Michael J. Wingert) and the Company intended to supplement the existing arrangements between each such executive officer and the Company. Each agreement provides for (i) a $350,000 loan from the Company to the executive officer which is secured by a promissory note bearing interest at the rate of 5.57% from the loan date until maturity; (ii) if the executive officer remains continuously employed by the Company for a three-year period ending November 18, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on November 18, 2002; and (iii) if the executive officer's employment with the Company is terminated prior to November 18, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. During 2001 and as of March 15, 2002, the amount due the Company under each executive officer's note was $350,000.

     Effective November 1, 2001, with respect to each of the above-described agreements, the Compensation Committee of the Board of Directors approved amendments which would permit the interest on each such agreement to be reduced (but not increased) for the then remaining term of the loan if and to the extent that the short term applicable federal rate for any month is less than the then interest rate of the loan.

CHANGE-IN-CONTROL ARRANGEMENTS

     1998 Restricted Stock Plan. Maxtor's 1998 Restricted Stock Plan (the "Restricted Stock Plan") provides for the award of shares of Maxtor common stock to certain executive employees. Maxtor's Board of Directors has the authority to amend or terminate the Restricted Stock Plan. The Restricted Stock Plan's maximum share reserve is 390,000 shares of Maxtor common stock, and 345,000 shares have been awarded pursuant to action of the Compensation Committee.

     There are currently 45,000 shares available for grant under the Restricted Stock Plan. All unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted stock shares vest and are released from the forfeiture provision three years from the date of the restricted stock award. If a participant's employment terminates due to death or disability, he will be entitled to his pro rata share of vesting based on the number of months of service from the grant date. Under the terms of a change of control agreement, vesting of the Restricted Stock Plan shares is subject to acceleration upon certain terminations of employment which occur within 12 months after the occurrence of a change of control, as defined in the Restricted Stock Plan.

     Amended and Restated 1996 Stock Option Plan. Pursuant to the Amended and Restated 1996 Option Plan (the "Option Plan"), in the event of a transfer of control, as defined therein, the Board of Directors has the power but is not obligated to accelerate the vesting of outstanding options. If the acquiring corporation in a transfer of control does not assume, or substitute new options for, outstanding options, all shares subject to outstanding options will become fully vested and exercisable prior to the transfer of control. The Option Plan also provides for the grant of restricted stock. The grant agreement provides that if a participant's employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the number of months of service from the grant date.

     Change of Control Agreements. Effective May 29, 1998, the Compensation Committee of the Board of Directors approved Change of Control Agreements pursuant to which certain of the Company's executives may receive severance benefits in the event of a termination of employment under certain circumstances involving a Change of Control of Maxtor. For this purpose, a "Change of Control" is defined generally as acquisition by any person of a beneficial ownership of 50% or more of Maxtor voting stock, certain mergers or other business combinations involving Maxtor, the sale of more than 50% of the Company's assets, liquidation of Maxtor or change in the majority of the incumbent members of the Board of Directors (except for changes in the Board of Directors composition approved by a majority of the directors), or the sale by Hynix of more than 50% of its stock in Maxtor to a hard disk drive manufacturer, provided that the number of shares sold represents at least 10% of the outstanding stock in a single transaction at the time of such sale. Initial public offerings are excluded from the definition of Change of Control.

     Subject to the terms and conditions set forth in the Change of Control Agreements, severance benefits become payable in the event that, within 12 months following a Change of Control, the executive is terminated by Maxtor without cause, or resigns following a reduction in such employee's compensation, responsibility level, or relocation of more than 100 miles. In such event, the eligible employee is entitled to receive a lump sum cash payment equal to his or her annual salary plus target incentive for the severance period. The severance period is 24 months for the Chief Executive Officer and 12 months for other executives. In addition, the Change of Control Agreements provide for accelerated vesting of the executive's unvested stock options and/or restricted stock. For the Chief Executive Officer, all unvested stock options and restricted stock shall become 100% vested and other executives will have their option vesting accelerated by an additional two years, and their restricted stock shall be vested 50% or pro rata based upon the number of months from the restricted award date, whichever is greater. The executive also will be entitled to continued coverage under the Company's medical plan for the severance period. If any part of the benefits under the Change of Control Agreement is determined by Maxtor's accountants to be an excess parachute payment under Section 280G of the Internal Revenue Code, at the executive's option, the payment will be reduced to the minimum extent necessary to have no excess parachute payment.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is comprised of non-employee members of the Company's Board of Directors. The members of the Committee are Messrs. Christ, Hill and Johnson. The Committee is responsible for setting and administering the policies governing annual compensation of the Company's executive officers. The Committee reviews the performance and compensation levels for executive officers and is responsible for administering the Company's Option Plan and Restricted Stock Plan, including approving stock option grants and restricted stock grants to the Company's executive officers.

     The market for executive talent in the disk drive industry, and in the computer industry generally, is highly competitive. The goals of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive compensation with the Company's performance and to provide incentive to executive officers to achieve the Company's business objectives. During 2001, the Committee used salary, bonus compensation and stock option grants to attain these goals. The Committee reviews compensation surveys prepared by management of the Company and by independent consulting firms engaged by the Company to compare the Company's compensation package with that of comparable high technology companies. The Committee consulted with Watson Wyatt Worldwide ("Watson Wyatt") regarding the key components of the Company's 2001 executive compensation package. In preparing the performance graph set forth in the section entitled "Comparison of Stockholder Return," the Company has selected the NASDAQ Computer Manufacturers Stock Index as its published industry index; however, the companies included in the Company's salary surveys are not necessarily those included in this index, because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.

     Base salaries of executive officers are reviewed annually by the Committee and adjustments are made based on (i) salary recommendations from the President and Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) financial results of the Company for the previous year, and (iv) reports to the Committee from independent consulting firms concerning competitive salaries, scope of responsibilities of the officer position and levels paid by comparable high technology companies in the Company's geographic area. The Committee seeks to compensate the executive officers at the median range of compensation levels paid by comparable high technology companies.

     In May 2001, the Committee approved the 2001 Annual Incentive Plan (the "2001 Incentive Plan") to formally link cash bonuses for executive officers to the Company's operating performance. Pursuant to the 2001 Incentive Plan, the amount of bonuses paid is dependent upon the Company's achievement of predetermined financial performance targets, and further subject to the Committee's determination that the incentives are commensurate with stockholder value. In 2001, the financial performance targets set by the Committee were net income targets. The Committee believes that this type of bonus program, in which bonuses are based on the Company's attaining established financial targets, properly align the interests of the Company's executive officers with the interests of stockholders. The Committee establishes a target award for each executive officer. Each executive officer's target award is an amount equal to such percentage of the base salary paid to such executive officer as the Committee determines. In determining the appropriate bonuses payable under the 2001 Incentive Plan, the Committee noted that the Company did not achieve the net income targets contemplated by the 2001 Incentive Plan, and declined to pay any bonuses.

     The Committee also approved a merger incentive bonus plan for certain specified executive officers in connection with the Company's business and financial performance following the acquisition of the Quantum HDD business (the "Merger Incentive Plan"). The Merger Incentive Plan will provide bonuses for such executive officers depending on the achievement of net income for the 2002 fiscal year, and cost savings targets, with each factor weighted 50%. The Committee believes that this type of bonus program, in which bonuses are based on the Company's attaining established financial targets, properly align the interests of the Company's executive officers with the interests of stockholders.

     The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and restricted stock grants. The size of an option grant to an executive officer has generally been determined with reference to comparable high technology companies, the achievements, responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. In 2001, the Committee considered these criteria, and elected to address such criteria through the use of option grants. In April 2001, the Committee awarded option grants to certain executive officers and other officers of the Company under the Option Plan. The Committee consulted with Watson Wyatt in establishing the terms of the option grants.

     The Committee approved Mr. Cannon's compensation as President and Chief Executive Officer in 2001, including his salary and bonus. In 2001, the Committee approved an increase in Mr. Cannon's salary in light of Mr. Cannon's expected contributions to the Company and after considering information on salaries of CEOs in similarly sized high technology companies provided by an independent consulting firm in order to encourage Mr. Cannon to devote his full attention and dedication to his position and to provide retention incentives. The Committee determined in approving the 2001 Incentive Plan that Mr. Cannon should be eligible for the highest target bonus, in view of his responsibilities and expected performance. In light of the fact that the Company did not achieve the net income targets under the 2001 Incentive Plan, no bonus was awarded to Mr. Cannon for 2001. The Committee also reviewed Mr. Cannon's equity compensation in April 2001 and granted Mr. Cannon additional options. The size and terms of Mr. Cannon's option grant were based on the responsibilities and expected future contributions of Mr. Cannon, the compensation of CEOs at similarly situated companies, the retention value of the grant, and after consultation with Watson Wyatt.

     The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from grants of stock options under the Option Plan generally qualifies for an exemption from these restrictions. However, income from grants of restricted stock generally do not qualify for an exemption; the Committee believes that the retention value of the outstanding restricted stock grants outweigh the loss of the tax deduction for the income from such grants. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee's policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable.

                                          THE COMPENSATION COMMITTEE

                                          Roger W. Johnson, Chairman
                                          Charles F. Christ
                                          Charles Hill

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. Each member of the Committee is "independent," as such term is defined under the New York Stock Exchange listing standards, other than the fact that Dr. Park is an officer of a former affiliate of the Company, HSI, the controlling stockholder of Hynix. The Board has evaluated Dr. Park's "independent" status in light of the relationship between the Company and Hynix affiliates with which Dr. Park is affiliated. Dr. Park serves as an officer and Chairman of HSI and director of Hynix, and of MMC until Maxtor's acquisition of MMC in September 2001. In February 2002, Hynix distributed all of its remaining shares of Maxtor common stock to the beneficial owners of a trust established in 1999 and following such distribution Hynix is no longer an investor in the Company. The Board has taken into consideration the materiality of transactions between Hynix and its affiliates and the Company to the Company, HSI and Dr. Park, and determined that Dr. Park has no relationship to the Company that would interfere with the exercise of his independent judgment as a member of the Committee. The Board of Directors determined that it is in the best interests of the Company and its stockholders to continue Dr. Park's membership on the Committee given his expertise, financial literacy, and knowledge of the Company.

     The Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees). The Committee has met with the Company's independent auditors, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

     The Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the SEC.

                                          AUDIT COMMITTEE

                                          Charles F. Christ, Chairman
                                          Thomas Lyman Chun
                                          Dr. C. S. Park

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1994, Hyundai Electronics Industries, or HEI, and certain of its affiliates had purchased 40% of the Company's outstanding common stock for $150.0 million in cash. In early 1996, Hynix, formerly Hyundai Electronics America, or HEA, acquired all of the remaining shares of common stock of the Company in a tender offer and merger for $215.0 million in cash and also acquired all of the Company's common stock held by HEI and its affiliates. The Company operated as a wholly-owned subsidiary of Hynix until completion of its initial public offering on July 31, 1998, which reduced the ownership interest of Hynix to below 50%. In April 2001 as a result of the Company's acquisition of the Quantum HDD business, Hynix's ownership in the Company was reduced to approximately 17% of the outstanding common stock. As described below, Hynix sold Maxtor shares to the public and to the Company in October 2001, reducing Hynix's ownership to 5.17% at December 29, 2001.

     On September 2, 2001, the Company completed its acquisition of MMC which had previously been a wholly-owned subsidiary of Hynix. MMC, based in San Jose, California, designs, develops and manufactures media for hard disk drives. Prior to the acquisition, sales to the Company constituted 95% of MMC's annual revenues. The primary business reason for the Company's acquisition of MMC was to provide the Company with an assured source of supply of media for hard disk drives. A fairness opinion was delivered to the Company's Board of Directors by a nationally recognized investment banking firm in connection with the MMC acquisition. The fairness opinion concluded that the consideration to be paid by the Company for MMC was fair to the Company, from a financial point of view. The acquisition of MMC was approved by Affiliated Transactions Committee of the Company's Board of Directors and was determined by the Committee to be in the best interests of the Company and its stockholders. The Affiliated Transactions Committee was comprised entirely of directors with no relationship with Hynix and its affiliates. The acquisition was accounted for as a purchase with a total cost of $17.9 million, which consisted of cash consideration of $1 million, $16 million of loan forgiveness, and $0.9 million of estimated direct transaction costs. In connection with the acquisition, the Company also assumed liabilities of $105.7 million. As part of these liabilities, the Company assumed a note for $7.3 million owing to Hynix, which bears no interest through March 31, 2002; thereafter, unpaid principal amounts bear interest at 9% per annum (the "Maxtor Note"). On January 5, 2001, Hynix issued a promissory note to the Company for $2 million in principal amount representing Hynix's share of a settlement relating to litigation between the Company and Hynix and Stormedia. This note bore interest at 9% per annum, with the payment of principal and interest due on December 31, 2001 (the "Hynix Note"). Hynix and the Company agreed that the principal and accrued interest on the Hynix Note as of December 28, 2001 was offset against the principal amount of the Maxtor Note, such that the Hynix Note was fully paid and the Maxtor Note had a principal amount of approximately $5.1 million as of December 29, 2001. In connection with the acquisition of MMC, the Company also assumed equipment loans and capital leases. As of December 29, 2001, there was $60.2 million outstanding under these obligations, which have maturity dates ranging from December 2001 to October 2004 and interest rates averaging 9.9%. Hynix continues to be a guarantor on these leases. As a result of the MMC acquisition, MMC's results of operations are included in the Company's financial statements from the date of acquisition.

     The Company's cost of revenue includes certain component parts the Company purchased from MMC. These purchases amounted to $150.2 million for the year ended January 1, 2000, $161.9 million for the year ended December 30, 2000, and $99.2 million for the eight months ended December 29, 2001, prior to the

Company's acquisition of MMC as discussed above. In August 1998, the Company entered into an agreement with MMC with respect to the pricing of future purchases that provided for pricing discounts in return for a purchase volume commitment based on a percentage of our total media purchases through September 30, 2001 (as described above, the Company completed its acquisition of MMC on September 2, 2001). The pricing discounts ranged from 2% to 4% off of competitive prices.

     The Company's cost of revenue also includes certain DRAM chip purchases from HSI, formerly HEI. The pricing of such DRAM chips is determined pursuant to a bid auction in which the Company sets a price and all suppliers are eligible to participate and respond, resulting in pricing at the applicable rate established in such bid auction. The Company's purchases from HSI totaled $26.5 million in fiscal year 1999, $41.6 million in fiscal year 2000 and $19.3 million in fiscal year 2001.

     In October 2001, Hynix sold approximately 23.3 million shares of Maxtor common stock in a registered public offering. At the same time as Hynix's sale of Maxtor common stock to the public, the Company purchased an additional 5.0 million shares of its common stock from Hynix. The Company's purchase of its shares from Hynix was on the same terms as Hynix's sale of shares to the public at $4 per share for an aggregate purchase price of $20.0 million. The repurchase of its shares was intended to improve the Company's capital structure, increase shareholder returns, and increase the price of the Company's stock. The repurchase of the shares from Hynix was approved by the Affiliated Transaction Committee of the Company's Board of Directors and determined to be in the best interest of the Company and its stockholders. As a result of Hynix's sale of its Maxtor shares to the public and to the Company, Hynix's ownership in the Company was reduced to 5.17% of the outstanding common stock as of December 29, 2001.

     Pursuant to a sublicense agreement with HEI, the Company is obligated to pay a portion of an IBM license royalty fee otherwise due from HEI. Such payments are due in annual installments through 2007, and are based upon the license fee separately negotiated on an arms' length basis between HEI and IBM. For the years ended January 1, 2000, December 30, 2000 and December 29, 2001, the Company recorded $1.9 million of expenses each year in connection with this obligation.

     Hynix is an unconditional guarantor of one of the Company's facilities lease in Milpitas, California. The aggregate rent under the lease was $3.24 million per annum in each of the years ended January 1, 2000, December 30, 2000 and December 29, 2001. The lease rate was established by arms' length negotiations with the lessor based on applicable market rates. The lease expired March 31, 2002 and was not extended.

                        COMPARISON OF STOCKHOLDER RETURN

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's common stock with the cumulative total returns of the New York Stock Exchange -- U.S. Companies and NASDAQ Computer Manufacturers Stocks for the period commencing on July 31, 1998, the date of the Company's initial public offering, and ending December 29, 2001.(*)

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    FROM JULY 31, 1998 TO DECEMBER 29, 2001
[PERFORMANCE GRAPH]

                                                                             NYSE STOCK MARKET (U.S.          NYSE COMPUTER
                                                   MAXTOR CORPORATION              COMPANIES)             MANUFACTURERS STOCKS
                                                   ------------------        -----------------------      --------------------
Jul-98                                                    100.0                       100.0                       100.0
Dec-98                                                    198.2                       105.8                       143.2
Dec-99                                                     92.4                       116.4                       295.3
Dec-00                                                     79.9                       122.0                       169.9
Dec-01                                                     94.0                       113.7                       119.4

(*) The Stock Performance Graph assumes $100 was invested on July 31, 1998 in the Company's common stock and each index. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by Maxtor at its offices at 500 McCarthy Boulevard, Milpitas, California 95035 not later than December 10, 2002, and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Maxtor's Proxy Statement for that meeting and the other requirements contained in the Company's Bylaws. The Company has an advance notice provision under its Bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. A stockholder proposal to be timely must be received at the Company's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company's Proxy Statement was released to stockholders in connection with the previous year's Annual Meeting; except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the Annual Meeting has been advanced by more than thirty calendar days from the date contemplated at the time of the previous year's Proxy Statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ GLENN H. STEVENS
                                          GLENN H. STEVENS
                                          Senior Vice President, General Counsel
                                          and Secretary

April 9, 2002

                                                                      APPENDIX A

                               MAXTOR CORPORATION

                     CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

     This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors (the "Committee") of Maxtor Corporation (the "Company"), and the manner in those responsibilities shall be performed, including the Committee's structure, processes and membership requirements.

     The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public,
(ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels.

     The Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

     - Review and appraise the audit efforts and independence of the Company's auditors.

     - Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board.

     The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by performing the activities enumerated in Section IV of this Charter.

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

     The Committee shall be comprised of three or more independent directors as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

     All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

     The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

     The Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee, or either of these groups, believes should be discussed privately. In addition, the Committee should meet with the independent auditors and management on a quarterly basis to review the Company's financial statements consistent with Section IV.A.5. below.

IV.  PROCESSES

     To fulfill its responsibilities and duties the Committee shall:

     A.  DOCUMENTS/REPORTS

          1.  Review and reassess the Charter's adequacy annually.

          2. Review the Company's annual audited financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

          3. Review the regular Management Letter to management prepared by the independent auditors and management's response.

          4. Review related party transactions for potential conflicts of interests.

          5. Review the interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-Ks and Form 10-Qs. These meetings should include a discussion of the independent auditors' judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditors' quarterly review.

          6. Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

          7. Prepare the Committee's report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     B.  INDEPENDENT AUDITORS

          1. Recommend to the Board, or approve, the selection of the independent auditors, considering independence and effectiveness. The outside auditor for the Company is ultimately accountable to the Board of Directors and the Committee. The Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

          2. Obtain from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, and discussing with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

          3. Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor, including actions in response to the auditor's formal written statement, to satisfy the Committee and the Board of the auditors' independence.

          4. Review the experience and qualifications of the senior members of the independent auditor team.

          5. Approve the fees to be paid to the independent auditor for audit services.

          6. Approve the retention of the independent auditor for any significant non-audit service and the fee for such service.

          7. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

          8. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

     C.  FINANCIAL REPORTING PROCESSES

          1. In consultation with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

          2. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          3. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

          4. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

     D.  PROCESS IMPROVEMENT

          1. Review with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

          2. Review with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          3. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

          4. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

          5. Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

     E.  ETHICAL AND LEGAL COMPLIANCE

          1. Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

          2. Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

          3. Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

          4. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

          5. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

          6. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

          7. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

          8. If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

                               MAXTOR CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                (AS AMENDED BY THE BOARD THROUGH MARCH 27, 2002)

      1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

            1.1 ESTABLISHMENT. The Maxtor Corporation 1998 Employee Stock Purchase Plan (the "PLAN") was initially established effective as of July 31, 1998 (the "EFFECTIVE DATE").

            1.2 PURPOSE. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

            1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

      2.    DEFINITIONS AND CONSTRUCTION.

            2.1 DEFINITIONS. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                  (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                  (c) "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                  (d) "COMPANY" means Maxtor Corporation, a Delaware corporation, or any successor corporation thereto.

                  (e) "COMPENSATION" means, with respect to any Offering Period, base wages or salary paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, reimbursements of expenses, allowances, long-term disability, workers' compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any compensation other than base wages or salary.

                  (f) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

                  (g) "EMPLOYEE" means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual's leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual's right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

                  (h) "FAIR MARKET VALUE" means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the public offering of the Stock on the Effective Date.

                  (i)   "OFFERING" means an offering of Stock as provided in
Section 6.

                  (j) "OFFERING DATE" means, for any Offering, the first day of the Offering Period with respect to such Offering.

                  (k) "OFFERING PERIOD" means a period established in accordance with Section 6.1.

                  (l) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

                  (m) "PARTICIPANT" means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

                  (n) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

                  (o) "PARTICIPATING COMPANY GROUP" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

                  (p) "PURCHASE DATE" means, for any Offering Period (or Purchase Period, if so determined by the Board in accordance with Section 6.2), the last day of such period.

                  (q) "PURCHASE PERIOD" means a period, if any, established in accordance with Section 6.2.

                  (r) "PURCHASE PRICE" means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with
Section 9.

                  (s) "PURCHASE RIGHT" means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in
Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

                  (t) "STOCK" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

                  (u) "SUBSCRIPTION AGREEMENT" means a written agreement in such form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee's Compensation.

                  (v) "SUBSCRIPTION DATE" means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

                  (w) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

            2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

      3.    ADMINISTRATION.

            3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

            3.2 AUTHORITY OF OFFICERS. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

            3.3 POLICIES AND PROCEDURES ESTABLISHED BY THE COMPANY. The Company may, from time to time, consistent with the Plan and the requirements of
Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

      4.    SHARES SUBJECT TO PLAN.

            4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be seventeen million (17,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

            4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

      5.    ELIGIBILITY.

            5.1 EMPLOYEES ELIGIBLE TO PARTICIPATE. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

                  (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

                  (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

            5.2 EXCLUSION OF CERTAIN STOCKHOLDERS. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section

5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

      6.    OFFERINGS.

            6.1 OFFERING PERIODS. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately six (6) months duration (an "OFFERING PERIOD"). The first Offering Period shall commence on the Effective Date and end on February 15, 1999. Subsequent Offerings shall commence on the sixteenth day of February and August of each year and end on the fifteenth day of the following August and February, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

            6.2 PURCHASE PERIODS. If the Board so determines, in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Board shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

      7.    PARTICIPATION IN THE PLAN.

            7.1 INITIAL PARTICIPATION. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company's designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

            7.2 CONTINUED PARTICIPATION. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible

Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant's then effective Subscription Agreement.

      8.    RIGHT TO PURCHASE SHARES.

            8.1 GRANT OF PURCHASE RIGHT. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date or (b) one thousand five hundred (1,500) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

            8.2 PRO RATA ADJUSTMENT OF PURCHASE RIGHT. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than six months, then (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 250 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

            8.3 CALENDAR YEAR PURCHASE LIMITATION. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

      9.    PURCHASE PRICE.

            The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or
(b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

      10.   ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTION.

            Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

            10.1 AMOUNT OF PAYROLL DEDUCTIONS. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant's Compensation on each payday during an Offering Period shall be determined by the Participant's Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant's Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

            10.2 COMMENCEMENT OF PAYROLL DEDUCTIONS. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

            10.3 ELECTION TO CHANGE OR STOP PAYROLL DEDUCTIONS. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company's designated office an amended Subscription Agreement authorizing such change on or before the "Change Notice Date." The "CHANGE NOTICE DATE" shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

            10.4 ADMINISTRATIVE SUSPENSION OF PAYROLL DEDUCTIONS. The Company may, in its sole discretion, suspend a Participant's payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant's then effective Subscription Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year.

            10.5 PARTICIPANT ACCOUNTS. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

            10.6 NO INTEREST PAID. Interest shall not be paid on sums deducted from a Participant's Compensation pursuant to the Plan.

            10.7 VOLUNTARY WITHDRAWAL FROM PLAN ACCOUNT. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company's designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

      11.   PURCHASE OF SHARES.

            11.1 EXERCISE OF PURCHASE RIGHT. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant's payroll deductions accumulated in the Participant's Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

            11.2 PRO RATA ALLOCATION OF SHARES. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

            11.3 DELIVERY OF CERTIFICATES. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

            11.4 RETURN OF CASH BALANCE. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant's Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

            11.5 TAX WITHHOLDING. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

            11.6 EXPIRATION OF PURCHASE RIGHT. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

            11.7 REPORTS TO PARTICIPANTS. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant's Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

      12.   WITHDRAWAL FROM THE PLAN.

            12.1 VOLUNTARY WITHDRAWAL FROM THE PLAN. A Participant may withdraw from the Plan by signing and delivering to the Company's designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company's designated office for a reasonable period prior to the effectiveness of the Participant's withdrawal.

            12.2 RETURN OF PAYROLL DEDUCTIONS. Upon a Participant's voluntary withdrawal from the Plan pursuant to Sections 12.1, the Participant's accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant's interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

      13.   TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

            Upon a Participant's ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant's participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative, and all of the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

      14.   CHANGE IN CONTROL.

            14.1  DEFINITIONS.

                  (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                  (b) A "CHANGE IN CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the

Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  (c) EFFECT OF CHANGE IN CONTROL ON PURCHASE RIGHTS. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may assume the Company's rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period (or Purchase Period) shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

      15.   NONTRANSFERABILITY OF PURCHASE RIGHTS.

            A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

      16.   COMPLIANCE WITH SECURITIES LAW.

            The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

      17.   RIGHTS AS A STOCKHOLDER AND EMPLOYEE.

            A Participant shall have no rights as a stockholder by virtue of the Participant's participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant's Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant's employment at any time.

      18.   LEGENDS.

            The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

      19.   NOTIFICATION OF SALE OF SHARES.

            The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant's name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

      20.   NOTICES.

            All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      21.   INDEMNIFICATION.

            In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

      22.   AMENDMENT OR TERMINATION OF THE PLAN.

            The Board may at any time amend or terminate the Plan, except that
(a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares of Stock under applicable federal, state or foreign securities laws). In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the "ADDITIONAL SHARES"), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

                                 [MAXTOR LOGO]

                               MAXTOR CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                       SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul J. Tufano and Glenn H. Stevens, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of Maxtor Corporation ("Maxtor" or the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held on Friday, May 10, 2002, at 10:00 a.m. Pacific time, at the Company's corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 9, 2002, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company's 2002 Annual Report to Stockholders.

(Continued and to be signed and dated on reverse side).

A vote FOR the following proposals is recommended by the Board of Directors:

1.      Election of Directors.

        [ ] FOR the nominee      [ ] WITHHOLD AUTHORITY to        [ ] ABSTAIN
            listed below             vote for the nominee
                                     listed below

        Nominee: Charles F. Christ

2. To amend the Company's 1998 Employee Stock Purchase Plan to increase the number of shares authorized for issuance thereunder from 8,000,000 to 17,000,000.

               [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

               [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

4. With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

                                            The shares represented hereby shall
                                            be voted as specified. If no
                                            specification is made, such shares
                                            shall be voted FOR proposals 1
                                            through 4.

                                            Dated:
                                                  ------------------------------
                                                  (Be sure to date proxy)

                                            ------------------------------------
                                                 (Signature of Stockholder)

                                            ------------------------------------
                                                 (Signature of Stockholder)

                                            PLEASE SIGN YOUR NAME EXACTLY AS IT
                                            APPEARS ON THE STOCK CERTIFICATE
                                            REPRESENTING YOUR SHARES. IF SIGNING
                                            FOR ESTATE, TRUST OR CORPORATION,
                                            TITLE OR CAPACITY SHOULD BE STATED.
                                            IF SHARES ARE HELD JOINTLY, BOTH
                                            SHOULD SIGN.